SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported):  May 24, 2002

                               REGENCY AFFILIATES, INC.
               (Exact Name of Registrant as Specified in Charter)

      Delaware                    01-7949                   72-0888772
  (State Or Other               (Commission               (IRS Employer
  Jurisdiction Of               File Number)            Identification No.)
  Incorporation)


                            729 South Federal Highway
                                    Suite 307
                  Stuart, Florida                        34994
                  --------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (561) 220-7662


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Item  5.  Other  Events  and  Regulation  FD  Disclosure.

The Company has been served with a complaint which was filed in May 2002 in the United States District Court for the District of Nebraska by two dissident shareholders, titled Edward E. Gatz and Donald D. Graham, individually and on behalf of those similarly situated, and derivatively, v. William R. Ponsoldt, Sr., Statesman Group, Inc., William R. Ponsoldt, Jr., Marc H. Baldinger, Stephanie Carey, Martin J. Craffey and Regency Affiliates, Inc. The complaint is styled as both a class action on behalf of Dr. Gatz and Mr. Graham and others similarly situated and as a derivative action. It alleges that William Ponsoldt, Sr., the entire board of directors, and the Company have engaged in a variety of actions taken from 1993 to the present which were part of a fraudulent scheme which violated the board's fiduciary duties to its shareholders, including the reverse stock split approved at the last meeting of shareholders, the exchange of the Company's interest in Glas-Aire Industries Group, Ltd. for Regency stock and cash, and the compensation arrangements for Mr. Ponsoldt. The Company intends to vigorously contest the allegations made in the complaint.


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                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          REGENCY AFFILIATES, INC.



                                          By  /s/  William Ponsoldt
                                              ----------------------------------
                                              William Ponsoldt
                                              Chief Executive Officer


Date:  June 5, 2002


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